THIS AGREEMENT is dated for reference the 25th day of July, 2001.

BETWEEN:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a company incorporated pursuant to the laws of the State of Nevada, of 3675 Pecos-McLeod, Suite 1400, Las Vegas, Nevada 89121

(the "Company")

OF THE FIRST PART

AND:

THE NOSTAS GROUP, of 3500 Parfet Street, Wheat Ridge, Colorado, 80033

(the "Contractor")

OF THE SECOND PART

WHEREAS:

  The Company desires to retain the Contractor to provide the Company with the services detailed in Schedule "A" hereto (the "Services"), and the Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1 Appointment of Contractor

The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2 Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3 Independent Contractor

In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of his agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONTRACTOR'S AGREEMENTS

2.1 Expense Statements

The Contractor may incur expenses in the name of the Company as agreed in advance in writing by the Company, such expenses to relate solely to the carrying out of the Services. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1 Compensation of Contractor

As compensation for the Services rendered by the Contractor pursuant to this Agreement, the Company shall issue to the Contractor 80,000 common shares (the "Shares") in the capital of the Company. The Company will issue the Shares to the Contractor upon the execution of all necessary documents, including a Subscription Agreement.

In the event that the Company completes a financing identified and arranged by the efforts of the Contractor, then the Contractor will be entitled to receive a finders fee of five percent (5%) payable in cash and five percent (5%) payable in common shares (the "Transaction Shares") in the capital of the Company of the monetary value of such completed financing. The cash and Transaction Shares shall be paid to the Contractor within 30 days of the completion of any such financing.

3.2 Contractor's Acknowledgements

The Contractor acknowledges that the Shares and any Transaction Shares to be issued pursuant to the terms of this Agreement will not be registered under the United States Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an effective registration statement under the 1933 Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. The Contractor further acknowledges that the Shares and any Transaction Shares will be subject in the United States to a one (1) year hold period from the date of issuance of the such Shares or the Transaction Shares, as the case may be.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1 Effective Date

This Agreement shall become effective as of the _____ day of July, 2001 (the "Effective Date"), and shall continue for a period of one (1) year from the Effective Date or until terminated pursuant to the terms of this Agreement.

4.2 Termination

This Agreement may be terminated by either party by giving the other 30 days written notice of such termination provided that in circumstances where the Contractor would otherwise have been entitled to receive a payment pursuant to Section 3.1 herein within 30 days following termination of this Agreement the Company shall make such payment to the Contractor as if the Agreement had not been terminated.

4.3 Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4 Compensation of Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor or any of his agents without the express permission of the Company, provided that the Contractor is hereby given permission to maintain one copy of the Work Product for his own use.

5.2 Confidentiality

The Contractor shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

The Contractor shall comply, and shall cause his agents to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Contractor execute an agreement with the Company regarding the confidentiality of all such information.

5.3 Devotion to Contract

During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Contractor, to:

a) at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

b) devote such of his time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

5.4 Other Activities

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 6
MISCELLANEOUS

6.1 Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the State of Nevada.

6.3 Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4 Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.5 Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.6 Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.7 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The Company:

Merlin Software Technologies International, Inc.
Suite 420 - 6450 Roberts Street
Burnaby, BC V5G 4E1

Attention: Robert Heller

Facsimile: 604-320-7277

The Contractor:

The Nostas Group
3500 Parfet Street
Wheat Ridge, Colorado 80033

Attention: Victor Nostas

Facsimile: (________) _________-_________________

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8 Time of the Essence

Time is of the essence of this Agreement.

6.9 Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.10 Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

MERLIN SOFTWARE
TECHNOLOGIES INTERNATIONAL, INC.

Per: /s/ Robert Heller
Authorized Signatory

THE NOSTAS GROUP

Per: /s/ signed
Authorized Signatory

SCHEDULE "A"

Pursuant to the Consulting Agreement, The Nostas Group will perform the following services:

1. on-going assessment of available methods of financing the Company;

2. on-going search for financing for the Company;

3. market and business plan consultation including, without limitation, assisting the Company in continuing its plan to meet its previously announced objectives;

4. advice and consultation in regard to potential joint ventures, takeovers, projects and corporate reorganizations; and

5. introductions to potential strategic business partners and institutional investors.